UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

November 17, 2011
Date of Report (Date of earliest event reported)

AgFeed Industries, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-33674	20-2597168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

744 Horizon Court, Suite 350 Grand Junction, Colorado		81506
(Address of principal executive offices)		(Zip Code)

(970) 245-9410 Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 17, 2011, AgFeed Industries, Inc. (the “Company”) received notice from The NASDAQ Stock Market (“Nasdaq”) that, because the Company has not yet filed its Quarterly Report on Form 10-Q for the period ended September 30, 2011 (the “10-Q”) with the Securities and Exchange Commission (the “Commission”), the Company no longer complies with the continued listing requirements under Nasdaq Marketplace Rule 5250(c)(1).

As previously reported by the Company in its Notification of Late Filing on Form 12b-25, filed with the Commission on November 10, 2011, the Company was unable to file the 10-Q within the prescribed period due to the ongoing investigation of the special committee of the board of directors (the “Special Committee”).  As previously disclosed, on September 29, 2011, the Company announced that its board of directors appointed the Special Committee to investigate the accounting relating to certain of the Chinese farm assets (acquired during 2007 and 2008) used in the Company’s Chinese hog production business, the validity and collectability of certain of the Company’s accounts receivable relating to its Chinese animal nutrition business, and any other issues that may arise during the course of its investigation (the “Investigation”).  The Special Committee engaged the law firm of Latham & Watkins (“L&W”) to serve as its independent counsel in connection with the Investigation, and L&W retained the forensic accounting firm of FTI Consulting to serve as its forensic accounting advisor.  The Special Committee has not completed the Investigation or arrived at any final conclusions.  The Special Committee is continuing its investigation, and no assurance can be provided as to when the Investigation will be completed.

The Company is required to submit a plan to regain compliance with Nasdaq’s requirements for continued listing, and, under the discretionary authority under Nasdaq Marketplace Rule 5101, in order to expedite the review process, Nasdaq is requiring that the plan must be submitted no later than December 19, 2011.  If Nasdaq accepts the plan submitted by the Company, Nasdaq can grant an exception of up to 180 calendar days from the due date of the 10-Q to regain compliance.  The Company intends to submit to Nasdaq, on or before December 19, 2011, a plan to regain compliance with Nasdaq’s requirements for continued listing. There can be no assurance that the Company will successfully regain compliance with such requirements.

If Nasdaq does not accept the Company’s plan, Nasdaq will provide notice that the Company’s common stock will be subject to delisting.  The Company would have the right to appeal a determination to delist its common stock, and the common stock would remain listed on the Nasdaq Global Select Market until the completion of the appeal process.

The Company intends to submit the 10-Q as soon as practicable after the completion of the Investigation by the Special Committee.

Cautionary Statement Regarding Forward-Looking Statements:

The information provided herein contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties.  These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s ability to file its Quarterly Report on Form 10-Q for the period ended September 30, 2011 and subsequent periodic reports under the Securities Exchange Act and comply with the continued listing requirements under the Nasdaq Marketplace Rule 5250(c)(1).  The forward-looking statements in this Current Report on Form 8-K involve risks and uncertainties, which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures.  The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct.  In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this Current Report include, but are not limited to factors that could affect the Company’s business, financial conditions and results of operations included in the Company’s Annual Report on Form 10-K under the caption "Risk Factors," as updated by the Company’s subsequent filings with the Commission, all of which are available at the Commission’s website at http://www.sec.gov. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this Current Report, even if subsequently made available by the Company on its website or otherwise.  The Company does not intend, and disclaims any obligation, to update any forward−looking information contained in this Current Report or with respect to the announcements described herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated November 23, 2011, issued by AgFeed Industries, Inc. (furnished, not “filed,” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGFEED INDUSTRIES, INC.

Dated: November 23, 2011

	By:	/s/ John A. Stadler
John A. Stadler
Chairman of the Board and Interim Chief Executive Officer